Exhibit 77D

Morgan Stanley Mid Cap Growth Fund -

The Fund made those changes to its investment strategies described in the supplements to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange Commission on October 4, 2011 (accession numbers 0001104659-11-054824 and 0001104659-11-054813) and incorporated by reference herein.